UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 3, 2007

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on May 3, 2007. The matters voted on and the results of the vote were as follows:

(a)	John T. Cahill, Jill K. Conway, Ellen M. Hancock, David W. Johnson, Richard J. Kogan, Delano E. Lewis, Reuben Mark and J. Pedro Reinhard were elected directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions

John T. Cahill	473,842,626	5,192,241	3,505,489
Jill K. Conway	463,882,373	15,305,915	3,352,068
Ellen M. Hancock	452,802,636	26,280,239	3,457,481
David W. Johnson	464,615,878	14,197,059	3,727,419
Richard J. Kogan	463,602,902	15,383,789	3,553,665
Delano E. Lewis	472,738,184	6,280,175	3,521,997
Reuben Mark	463,723,266	15,327,124	3,489,966
J. Pedro Reinhard	470,095,478	7,908,258	4,536,620

(b)	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007 was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
474,359,463	4,527,962	3,652,931

(c)	A stockholder proposal regarding special shareholder meetings was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
259,700,953	148,685,428	5,404,358	68,749,617

(d)	A stockholder proposal regarding executive compensation was not approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
150,264,204	257,889,070	5,637,465	68,749,617

For information regarding the vote required for the approval of the matters voted on at the annual meeting, please see the Company’s 2007 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 4, 2007	By: /s/ ANDREW D. HENDRY
Name: Andrew D. Hendry
Title: Senior Vice President, General Counsel and Secretary